Exhibit 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K for the year ended October 28, 1995 into the Company's previously filed Registration Statements on Form S-8 File Numbers 33-20437 and 33-61322.





                                   ARTHUR ANDERSEN LLP


St. Louis, Missouri
January 16, 1996